As filed with the Securities and Exchange Commission on July 27, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

Edison International	California	95-4137452
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue (P.O. Box 976)
Rosemead, California 91770
626-302-2222
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kathleen Brennan de Jesus
Senior Attorney
2244 Walnut Grove Avenue (P.O. Box 800)
Rosemead, California 91770
626‑302‑3476
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.
____________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑             Accelerated filer ☐
Non-accelerated filer ☐            Smaller reporting company ☐
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Debt Securities

(1)	An indeterminate principal amount of debt securities of Edison International as may from time to time be issued at indeterminate prices.

(2)	Registration fees are being deferred in reliance upon Rule 456(b) and Rule 457(r) under Securities Act of 1933.

PROSPECTUS

EDISON INTERNATIONAL

Debt Securities
_____________

We may offer and sell an indeterminate amount of debt securities from time to time in one or more offerings. This prospectus provides you with a general description of the debt securities that may be offered.

Each time debt securities are sold, a supplement to this prospectus that contains specific information about the offering and the terms of the debt securities will be provided. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement for the specific offering before you invest in any of the debt securities.

The debt securities may be sold to or through underwriters, dealers or agents or directly to other purchasers. A prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the debt securities, the principal amounts of debt securities to be purchased by them, and the compensation they will receive.

We will provide information in the prospectus supplement for the trading market, if any, for any debt securities we may offer.

____________________

This prospectus may be used to offer and sell debt securities only if accompanied by the prospectus supplement for those debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_____________________

The date of this Prospectus is July 27, 2018

i

ABOUT THIS PROSPECTUS
This prospectus is provided by Edison International which is sometimes referred to in this prospectus by the terms “we,” “us” and “our.”
This prospectus is part of a “shelf” registration statement filed with the United States Securities and Exchange Commission. By using a shelf registration statement, we may sell the debt securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a supplement to this prospectus that contains specific information about the terms of the debt securities. The supplement may also add, delete, update or change information contained in this prospectus. You should rely on the information in the applicable supplement if this prospectus and the supplement are inconsistent. Before purchasing any debt securities, you should carefully read both this prospectus and any applicable supplement, together with the additional information described under the heading “Where You Can Find More Information.”
We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying supplement and in any applicable free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. We will not make an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement is accurate only as of the dates on their respective covers, or any earlier dates specified therein. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying supplement and the additional information described under the heading “Where You Can Find More Information” may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “probable,” “may,” “will,” “could,” “would,” “should,” and variations of such words and similar expressions, or discussions of strategy or of plans, are intended to identify forward-looking statements. Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated or otherwise could impact us and the value of our debt securities. Some of the risks, uncertainties and other important factors that could cause results to differ from those currently expected, or that otherwise could impact us or the value of our debt securities, are described under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference into this prospectus.
We urge you to read this entire prospectus, including any supplement and the information incorporated by reference, and carefully consider the risks, uncertainties and other factors that affect our business. Forward-looking statements speak only as of the date they are made and we are not obligated to publicly update or revise forward-looking statements. You should review future reports we file with the Securities and Exchange Commission.
EDISON INTERNATIONAL
Edison International is the parent holding company of Southern California Edison Company and Edison Energy Group. Southern California Edison Company is an investor-owned public utility primarily engaged in the business of supplying and delivering electricity to an approximately 50,000 square mile area of southern California. Edison Energy Group is a holding company for subsidiaries engaged in pursuing competitive business opportunities across energy services and managed portfolio solutions to commercial and industrial customers. Edison Energy Group's business activities are currently not material to report as a separate business segment. Based in Rosemead, California, Edison International was incorporated in California in 1987.
The mailing address and telephone number of our principal executive offices are P.O. Box 976, Rosemead, CA 91770 and (626) 302-2222.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, we intend for the net proceeds of the offered debt securities to be used for general corporate purposes or to reduce short-term debt.
RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth the ratios of Edison International’s consolidated earnings to fixed charges for each year in the five-year period ended December 31, 2017 and for the six months ended June 30, 2018:

	Year Ended December 31,					Six Months Ended June 30,
	2013	2014	2015	2016	2017	2018
Ratio of Earning to Fixed Charges	3.03	4.26	3.61	3.57	2.43	2.36

DESCRIPTION OF THE DEBT SECURITIES
The following is a general description of the terms and provisions of the debt securities we may offer and sell by this prospectus in one or more distinct offerings. This summary is not meant to be a complete description of each series of debt securities. This prospectus and any accompanying prospectus supplement will contain the particular terms and conditions for each series of debt securities. For more information about the debt securities, please refer to the indenture dated as of September 10, 2010 between Edison International and The Bank of New York Mellon Trust Company, N.A., as trustee, for the issuance of debt securities, which we refer to as the “indenture” in this prospectus.
We have filed a copy of the indenture as an exhibit to the registration statement that includes this prospectus. We refer to the trustee for the indenture as the “indenture trustee.” The indenture is governed by the Trust Indenture Act of 1939 and may be supplemented or amended from time to time.
The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the prospectus supplement relating to the debt securities.
The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified by all the provisions of the indenture, including definitions of terms used in the indenture. Therefore, you should read carefully the detailed provisions of the indenture, which we have incorporated by reference as an exhibit to the registration statement that includes this prospectus. This summary also is subject to and qualified by the description of the particular terms of the debt securities in the applicable prospectus supplement.

General
We may issue an unlimited amount of debt securities under the indenture in one or more series. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular debt securities will be specified in a supplemental indenture (including any pricing supplement) or in one or more officer's certificates of Edison International pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms, among others, of the series of debt securities:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of that series;

•	the date or dates on which principal will be payable or how to determine the dates;

•
the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the "interest payment dates;" and any record dates for the interest payable on the interest payment dates;

•
any obligation or option of Edison International to redeem, purchase or repay debt securities, or any option of the registered holder to require Edison International to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

•	the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple of $1,000 in excess thereof);

•	any provision relating to deferral of interest payments;

•	whether the debt securities are subject to discharge or defeasance at our option;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities; and

•	any other terms of the debt securities.

Ranking

The debt securities will be unsecured senior debt obligations of Edison International. The indebtedness represented by the debt securities will rank equally with all other unsecured and unsubordinated debt of Edison International.

Holding Company Structure

Edison International conducts its operations through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, Edison International’s cash flow and its ability to meet its obligations under its debt securities are largely dependent upon the earnings of its subsidiaries and the distribution or other payment of these earnings to Edison International. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Edison International debt securities or to make any funds available for payment of amounts due on these debt securities.

Because Edison International is a holding company, its obligations under the debt securities will be structurally subordinated to all existing and future liabilities and preferred equity of its subsidiaries. Therefore, the rights of Edison International’s creditors, including the rights of the holders of the debt securities issued by Edison International, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will depend on the rights of Edison International against the subsidiary. In that regard, Edison International's equity interest in the subsidiary would be subject to the prior claims of the subsidiary’s creditors and preferred stockholders. To the extent that Edison International may itself be a creditor with recognized claims against any of its subsidiaries, Edison International’s claims would be subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary or any other indebtedness or other liabilities of the subsidiary that are senior to the claims held by Edison International.

Payment of Debt Securities--Interest

Unless indicated otherwise in an applicable prospectus supplement, we will pay interest on the debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.

Unless otherwise specified in connection with a particular offering of debt securities:

•
if an interest payment date falls on a day that is not a Business Day, the payment due on such interest payment date will be postponed to the next succeeding Business Day and no further interest will accrue in respect of such postponement;

•
interest will be computed on the basis of a 360-day year consisting of twelve 30-day months; provided that the amount of interest payable for any period shorter or longer than a full interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period using 30-day months; and

•	in this section, “Business Day” means any day which is a day on which commercial banks settle payments and are open for general business in Los Angeles.

If a date for payment of interest or principal on the debt securities falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

If we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

•	We will first propose to the indenture trustee a payment date for the defaulted interest. Next, the indenture trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the payment date we propose. Finally, we will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

•
Alternatively, we can propose to the indenture trustee any other lawful manner of payment, provided that is not inconsistent with the requirements of any securities exchange on which the debt securities are listed for trading, if any. If the indenture trustee thinks the proposal is practicable, payment will be made as proposed.

Payment of Debt Securities--Principal

Unless indicated otherwise in an applicable prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the indenture trustee, as our initial paying agent. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

In our discretion, we may change the place of payment on the debt securities, and may remove any paying agent, may appoint one or more additional paying agents, and may act as our own paying agent.

If the stated maturity of the debt securities falls on a day that is not a Business Day, the payment due at stated maturity will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement.

Form; Transfers; Exchanges

Unless we indicate otherwise in an applicable prospectus supplement, the debt securities will be issued

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Global Debt Securities

    We may issue debt securities of any series in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, The Depositary Trust Company (“DTC”) or a depositary identified in the prospectus supplement relating to that series. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or that nominee to a successor of that depositary or a nominee of that successor. We will describe the specific terms of the depositary arrangement for a series of debt securities, and how that arrangement may affect the process for receiving payments on the debt securities, in the prospectus supplement relating to that series.

Exchange

You may have your debt securities divided into debt securities of smaller denominations (of at least $1,000) or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities (other than debt securities represented by a global security) at the office of the indenture trustee. The indenture trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities (other than debt securities represented by a global security). We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers, if applicable.

In our discretion, we may change the place for registration of transfer of the debt securities
(other than debt securities represented by a global security) and may remove and/or appoint one or more additional security registrars.

Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (a) debt securities during a period of 15 days prior to mailing any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Redemption

We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate otherwise in a prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice mailed between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series or any tranche of a series are to be redeemed, the indenture trustee will select the debt securities to be redeemed. In the absence of any provision for selection, the indenture trustee will choose a method of random selection it deems fair and appropriate.

Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to but excluding the redemption date once you surrender the debt security for redemption. If only part of a debt security is redeemed, the indenture trustee will deliver to you a new debt security of the same series for the remaining portion without charge.

We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received the money by the date fixed for redemption, the redemption will not occur.

Events of Default

An “event of default” occurs with respect to debt securities of any series if:

(a)	we do not pay any interest on any debt securities of the applicable series within 30 days of the due date (following any deferral allowed under the terms of the debt securities and elected by us);

(b)	we do not pay principal or premium on any debt securities of the applicable series on the due date;

(c)	we do not pay any sinking fund installment on debt securities of the series within 60 days of the due date;

(d)
we remain in breach of a covenant (excluding covenants not applicable to the affected series) of the indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the indenture trustee or registered holders of at least 33% of the principal amount of debt securities of the affected series;

(e)	we file for bankruptcy or other specified events in bankruptcy, insolvency, or reorganization occur; or

(f)	any other event of default specified in the applicable prospectus supplement occurs.

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indenture.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the indenture trustee or the registered holders of not less than 33% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. If an event of default described in clauses (d) or (e) of “— Events of Default” above occurs and is continuing with respect to all series of debt securities, then either the indenture trustee or the registered holders of not less than 33% in principal amount of all outstanding debt securities may declare the principal amount of all outstanding debt securities to be due and payable immediately.

Rescission of Acceleration

After the declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due on any series or all series of debt securities, as the case may be, the registered holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series or all series may rescind and annul the declaration and its consequences, if

•	we pay or deposit with the indenture trustee a sum sufficient to pay

•	all overdue interest;

•	the principal of and any premium which have become due other than by the declaration of acceleration and overdue interest on these amounts;

•	interest on overdue interest to the extent lawful;

•	all amounts due to the indenture trustee under the indenture; and

•
all events of default with respect to the affected series, other than the nonpayment of the principal which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

For more information as to waiver of defaults, see “Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

Subject to the indenture, if an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series will have the right to

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or

•	exercise any trust or power conferred on the indenture trustee with respect to the debt securities of the series.

If an event of default is continuing with respect to all the series of debt securities, the registered holders of a majority in aggregate principal amount of the outstanding debt securities of all the series, considered as one class, will have the right to make such direction, and not the registered holders of the debt securities of any one of the series. These rights of registered holders to make direction are subject to the following limitations:

•	the registered holders' directions will not conflict with any law or the indenture; and

•	the registered holders' directions may be declined to be followed by the indenture trustee where the indenture trustee determines such directions would involve it in personal liability.

The indenture trustee may also take any other action it deems proper which is consistent with the registered holders' direction.

In addition, the indenture provides that no registered holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy under the indenture unless

•	that registered holder has previously given the indenture trustee written notice of a continuing event of default;

•
the registered holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all the affected series, considered as one class, or, in the case of an event of default described in clauses (a), (b) or (c) of “Events of Default,” above, that series, have made written request to the indenture trustee to institute proceedings in respect of that event of default and have offered the indenture trustee indemnity satisfactory to it against costs and liabilities incurred in complying with the request; and

•
for 60 days after receipt of the notice request and offer of such indemnity, the indenture trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the indenture trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of all the series, considered as one class, or, in the case of an event of default described in clauses (a), (b) or (c) of "Events of Default," above, that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders, seek to obtain priority or preference over other registered holders or enforce any right under the indenture except as provided in the indenture and for the equal and ratable benefit of all registered holders.

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Notice of Default

The indenture trustee is required to give the registered holders of the debt securities notice of any default under the indenture to the extent required by the Trust Indenture Act of 1939, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (d) under “Events of Default,” no notice shall be given to the registered holders until at least 30 days after the occurrence thereof.

The Trust Indenture Act of 1939 currently permits the indenture trustee to withhold notices of default (except for certain payment defaults) if the indenture trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the indenture trustee with a statement each calendar year as to our compliance with the conditions and covenants in the indenture.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding debt securities of all affected series (voting as one class) may waive, on behalf of the registered holders of all debt securities of all such series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding debt security.

Compliance with some of the covenants in the indenture or otherwise provided with respect to debt securities may be waived by the registered holders of a majority in aggregate principal amount of the affected debt securities, considered as one class.

Covenants

Consolidation, Merger and Conveyance of Assets as an Entirety

Subject to the provisions described in the next paragraph, Edison International will preserve its corporate existence.

Edison International has agreed not to consolidate with or merge into any other entity and not to convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

•
the entity formed by the consolidation or into which Edison International is merged, or the entity which acquires or which leases the property and assets of Edison International substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any State of the United States or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding debt securities and the performance of all of the covenants of Edison International under the indenture,

•
immediately after giving effect to the transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing, and

•	we have given the indenture trustee an officers’ certificate and legal opinion that all conditions in the indenture relating to the transactions have been complied with.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of its assets to an affiliate that has no significant assets or liabilities and was formed for the purpose of changing our jurisdiction of organization or our form of organization; provided that the successor assumes all of our obligations under the indenture.

No Financial Covenants

The indenture contains no financial or other similar restrictive covenants. Any such covenants with respect to any particular series of debt securities will be set forth in the applicable prospectus supplement.

Modification of Indenture

Without Registered Holder Consent

Without the consent of any registered holders of debt securities, we and the applicable indenture trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to Edison International; or

•
to add one or more covenants of Edison International or other provisions for the benefit of the registered holders of all or any series or tranche of debt securities, or to surrender any right or power conferred upon Edison International; or

•	to add any additional events of default for all or any series of debt securities; or

•	to add to, change or eliminate any provision of the indenture that does not adversely affect the interests of the registered holders in any material respect; or

•	to provide security for the debt securities of any series; or

•	to add guarantors for the debt securities of any series; or

•	to establish the form or terms of debt securities of any series or tranche or any debt securities guarantees as permitted by the indenture; or

•	to provide for the issuance of bearer securities; or

•	to evidence and provide for the acceptance of appointment of a separate or successor indenture trustee; or

•	to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series or tranche of debt securities; or

•
to cure any ambiguity, defect or inconsistency or to make any other changes, provided that any such action does not adversely affect the interests of the holders of the debt securities in any material respect; or

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any series or tranche of debt securities may be listed or traded; or

•	to qualify the indenture under the Trust Indenture Act of 1939 or to add to the indenture any provisions expressly required by the Trust Indenture Act of 1939; or

•
to conform the indenture or any debt securities to the relevant description in this prospectus, a prospectus supplement or other disclosure document, provided that such changes do not adversely affect the interests of the holders of the debt securities in any material respect.

If the Trust Indenture Act of 1939 is amended after the date of the indenture so as to require changes to the indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act of 1939 to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, regardless of whether Edison International and the applicable indenture trustee enter into one or more supplemental indentures to effect or evidence the amendment as described above.

In our discretion, with notice to the indenture trustee, we may change any place or places where

•	we may pay principal, premium and interest,

•	debt securities may be surrendered for transfer or exchange, or

•	notices and demands to or upon Edison International may be served.

With Registered Holder Consent

We and the indenture trustee may, with some exceptions, amend or modify any indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of all series affected by the amendment or modification (voting as one class). However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby,

•	change the stated maturity of the principal or interest on any debt security (other than pursuant to the terms of the debt security), or reduce the principal amount, interest or premium payable or change the currency in which any debt security is payable, or impair the right provided for in the indenture to bring suit to enforce any payment;

•	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the indenture; or

•	modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of registered holders of debt securities of one or more particular series or tranches will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series or tranche.

Miscellaneous

The indenture provides that some debt securities, including those for which payment or redemption money has been deposited or set aside in trust, will not be deemed to be "outstanding" in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In some circumstances, the indenture trustee also will be entitled to set a record date for action by registered holders. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date.

Any money we provide to a paying agent for the payment of principal, premium or interest that remains unclaimed at the end of two years after the payment became due and payable will be repaid to us. Thereafter, the holder of debt securities entitled to such payment must look only to us for payment.

Defeasance and Covenant Defeasance

The indenture provides, unless the terms of the particular series of debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be:

•	discharged from our obligations, with some exceptions, with respect to any series of debt securities, which we refer to as “defeasance”; and

•	released from our obligations under specified covenants with respect to any series of debt securities, which we refer to as “covenant defeasance.”

One condition we must satisfy is the irrevocable deposit with the indenture trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payments or upon redemption.

The indenture permits defeasance with respect to any series of debt securities even if a prior covenant defeasance has occurred with respect to the debt securities of that series. Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the specified covenants affected by the covenant defeasance. However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the respective debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

Under current United States federal income tax law, the defeasance contemplated in the preceding paragraphs would be treated as an exchange of the relevant debt securities in which holders of the debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would be required after the defeasance to include in income might be different from that which would be includible in the absence of the defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

Under current United States federal income tax laws, unless accompanied by other changes in the terms of the debt securities, covenant defeasance generally should not be treated as a taxable exchange.

Resignation and Removal of the Indenture Trustee; Deemed Resignation

The indenture trustee may resign at any time by giving written notice to us.

The indenture trustee may also be removed with respect to any series of debt securities by act of the registered holders of a majority in principal amount of the then outstanding debt securities of any such series.

No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee will become effective until the acceptance of appointment by a successor indenture trustee in accordance with the requirements of the indenture.

Under some circumstances, we may appoint a successor indenture trustee and, if the successor accepts, the indenture trustee will be deemed to have resigned.

Governing Law

The indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES

The validity of the debt securities offered by this prospectus will be passed upon for Edison International by Barbara E. Mathews, its Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary, and for any underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

Ms. Mathews is a salaried employee of Southern California Edison Company and earns stock-based compensation based on Edison International's common stock. Additionally, she may hold Edison International stock-based interests through an employee benefit plan and can participate in an Edison International shareholder dividend reinvestment and stock purchase plan.

Cleary Gottlieb Steen & Hamilton LLP, New York, New York has from time to time provided, and may provide in the future, legal services to Edison International and its affiliates.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling them at 1-800-SEC-0330. You can also access the documents we file electronically with the Securities and Exchange Commission from the website http://www.sec.gov.
You may also review reports, proxy statements and other information about Edison International at our offices at 2244 Walnut Grove Avenue, Rosemead, California 91770. You may view and obtain copies of some of those reports and other information on our web site at http://www.edison.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on Edison International’s web site or that can be accessed through its web site does not constitute part of this prospectus.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You may obtain the full registration statement from the Securities and Exchange Commission or us, as indicated below. We filed the indenture and other documents establishing the terms of the offered debt securities as exhibits to the registration statement. Statements in this prospectus or any supplement about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.
Incorporation by Reference
The rules of the Securities and Exchange Commission allow us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede the earlier information. This prospectus incorporates by reference the documents listed below that we have previously filed or may file in the future with the Securities and Exchange Commission. These documents contain important information about Edison International.

•	Our Annual Report on Form 10-K for the year ended December 31, 2017.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2018.

•	Our Current Reports on Form 8-K filed January 26, January 31, February 27, and May 18, 2018.

•
All additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the end of the offering of the debt securities described in this prospectus. Those documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and proxy statements mailed to our shareholders.

Upon request, we will provide a copy of any of these filings without charge to each person to whom a copy of this prospectus has been delivered. You may request a copy of these filings by writing or calling us at:
Edison International
2244 Walnut Grove Avenue
P.O. Box 976
Rosemead, California 91770
Attention: Corporate Governance
Telephone (626) 302-4008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by Edison International in connection with the debt securities being registered hereby.

SEC Registration Fee	$	*
Accounting Fees		**
Trustees’ Fees and Expenses		**
Printing and Engraving Fees		**
Rating Agency Fees		**
Legal Fees and Expenses		**
Stock Exchange Listing Fees		**
Miscellaneous		**
Total	$	**

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.
**	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

Article Fifth of the Restated Articles of Incorporation of Edison International authorizes Edison International to provide indemnification of directors, officers, employees, and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

Article VI of the Amended Bylaws of Edison International contains provisions implementing the authority granted in Article Fifth of the Restated Articles of Incorporation. The Amended Bylaws provide for the indemnification of any director or officer of Edison International, or any person acting at the request of Edison International as a director, officer, employee or agent of another corporation or other enterprise, for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under California law and the Restated Articles of Incorporation of Edison International, subject to the terms of any agreement between Edison International and such a person; provided that, no such person shall be indemnified: (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors’ or officers’ liability insurance policy maintained by Edison International; (ii) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale of securities of Edison International pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (iii) if a court of competent jurisdiction finally determines that the indemnification is unlawful; (iv) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (v) for acts or omissions that the director or officer believes to be contrary to the best interests of Edison International or its shareholders, or that involve the absence of good faith; (vi) for any transaction from which the director or officer derived an improper personal benefit; (vii) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to Edison International or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Edison International; (viii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duties to Edison International or its shareholders; (ix) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the California Corporations Code; or (x) as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code. The exclusions set forth in clauses (iv) through (ix) above shall apply only to indemnification with regard to any action brought by or in the right of Edison International for breach of duty to Edison International or its shareholders. The Amended Bylaws of Edison International also provide that Edison International shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors of Edison International or (b) a proceeding (or part thereof) other than a proceeding by or in the name of Edison International to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by Edison International. Indemnification shall cover all costs, charges, expenses, liabilities and losses, including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.

Edison International has directors’ and officers’ liability insurance policies in force insuring directors and officers of Edison International and its subsidiaries. Edison International has also entered into written agreements with each of its directors incorporating the indemnification provisions of its Amended Bylaws.

Item 16.    Exhibits.

EXHIBIT INDEX

Exhibit
Number            Description

1.1    Form of Underwriting Agreement+
3.1    Restated Articles of Incorporation of Edison International, effective December 19, 2006 (File No. 1-9936, filed as Exhibit 3.1 to Form 10-K for the year ended December 31, 2006)*
3.2    Bylaws of Edison International, as amended October 27, 2016 (File No. 1-9936 filed as Exhibit 3.1 to Edison International's Form 10-Q for the quarter ended September 30, 2016)*
4.1    Senior Indenture between Edison International and The Bank of New York Mellon Trust Company, N.A., dated as of September 10, 2010 (File No. 1-9936, filed as Exhibit 4.1 to Edison International's Form 10-Q for the quarter ended September 30, 2010)*
4.2    Form of Debt Security (included in Exhibit 4.1 above)
5.1    Opinion of Barbara E. Mathews as to legality of the securities being registered
12.1    Statement regarding Computation of Ratios of Earnings to Fixed Charges
23.1    Consent of PricewaterhouseCoopers LLP
24.1    Power of Attorney as to Edison International
25.1    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Senior Indenture
__________________
+ To be filed by amendment or by incorporation by reference in connection with the offering of the debt securities.
* Incorporated by reference to the indicated filing.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To (i) use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to any securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the registrant after the opening of bids, of a prospectus relating to any securities offered at competitive bidding, unless no further public offering of such securities by the registrant and no reoffering of such securities by the purchasers is proposed to be made.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(9) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(10) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Edison International certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 27th day of July, 2018.

EDISON INTERNATIONAL
By:	/s/ Robert C. Boada
Robert C. Boada
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Pedro J. Pizarro
Pedro J. Pizarro	Director, President
	and Chief Executive Officer	July 27, 2018

Principal Financial Officer:

/s/ Maria Rigatti
Maria Rigatti	Executive Vice President and
	Chief Financial Officer	July 27, 2018

Controller or Principal Accounting Officer:

/s/ Aaron D. Moss
Aaron D. Moss	Vice President and	July 27, 2018
Controller

Majority of Board of Directors:
Vanessa C.L. Chang*	Director	July 27, 2018
Pedro J. Pizarro*	Director	July 27, 2018
Linda G. Stuntz*	Director	July 27, 2018
William P. Sullivan*	Director	July 27, 2018
Ellen O. Tauscher*	Director	July 27, 2018
Peter J. Taylor*	Director	July 27, 2018
Brett White*	Director	July 27, 2018

*By	/s/ Robert C. Boada
Robert C. Boada (Attorney-in-Fact)